FOR IMMEDIATE RELEASE

CONTACT:           STEVEN KESSLER
CHIEF FINANCIAL OFFICER
RESOURCE AMERICA, INC.
ONE CRESCENT DRIVE, SUITE 203
PHILADELPHIA, PA 19112
215/546-5005, 215/546-4785 (fax)

RESOURCE AMERICA, INC.
REPORTS OPERATING RESULTS
FOR THE THIRD FISCAL QUARTER ENDED JUNE 30, 2009

Philadelphia, PA, August 5, 2009 - Resource America, Inc. (Nasdaq: REXI) (the "Company") reported adjusted (loss) income from continuing operations, a non-GAAP measure, as follows: a loss of $37,000, or $0.00 per common share-diluted, and income of $604,000, or $0.03 per common share-diluted, for the third fiscal quarter and nine months ended June 30, 2009, respectively, as compared to income of $1.6 million, or $0.08 per common share-diluted, and $10.8 million, or $0.58 per common share-diluted, for the third fiscal quarter and nine months ended June 30, 2008, respectively.  A reconciliation of the Company’s reported GAAP loss from continuing operations to adjusted (loss) income from continuing operations is included as Schedule I to this release.

Jonathan Cohen, CEO and President commented, “Our financial results reflect our continued commitment to ramping professional and marketing costs to take advantage of the opportunity in distressed loans and real estate.  Nonetheless, this quarter shows what we think will be the start on the road back to true profitability.  We are excited about the continued fundraising, lower debt levels and superb positioning of our leasing and distressed real estate platforms.”

The Company reported a net loss of $204,000, or $0.01 per common share-diluted, and $15.1 million, or $0.85 per common share-diluted, for the third fiscal quarter and nine months ended June 30, 2009, respectively, as compared to a net loss of $8.0 million, or $0.46 per common share-diluted, and $17.0 million, or $0.97 per common share-diluted, for the third fiscal quarter and nine months ended June 30, 2008, respectively.  The loss recorded for the nine months ended June 30, 2009 was primarily the result of non-cash charges, net of tax, of $15.5 million, including a $7.2 million loss related to the Company’s decision to sell its interest in Apidos CDO VI recorded during the second fiscal quarter ended March 31, 2009.

The Company also reported:

•	Capital Fundraising.

-
The Company has raised a total of $146.0 million of investment funds during fiscal 2009 for funds sponsored and managed by Resource Real Estate Holdings, Inc. (“Resource Real Estate”) and LEAF Financial Corp. (“LEAF”); and

-
Resource Real Estate filed a $750.0 million registration statement with the Securities and Exchange Commission on July 7, 2009 for Resource Real Estate Opportunity REIT, Inc. of which Resource Real Estate will be the external manager.

•
Debt Reduction.  As of June 30, 2009, the Company reduced its consolidated borrowings outstanding by $392.9 million, or 68%, to $181.6 million from $574.5 million at June 30, 2008.  Borrowings at June 30, 2009 include a  $130.6 million non-recourse revolving credit facility at LEAF and $51.0 million of other debt, which includes $13.6 million of mortgage debt secured by the underlying properties.

•
Adjusted Revenues and Adjusted Operating (Loss) Income - Non-GAAP Measures.  For the third fiscal quarter and nine months ended June 30, 2009, the Company reported adjusted revenues of $22.4 million and $81.8 million, respectively, as compared to $39.1 million and $141.4 million for the third fiscal quarter and nine months ended June 30, 2008, respectively.  For the third fiscal quarter and nine months ended June 30, 2009, the Company reported an adjusted operating loss of $336,000 and adjusted operating income of $7.4 million, respectively, as compared to adjusted operating income of $8.8 million and $52.5 million for the third fiscal quarter and nine months ended June 30, 2008, respectively.  Adjusted revenues and adjusted operating (loss) income include $(263,000) and $(226,000) of pre-tax fair value adjustments on investments reported under the equity method of accounting for the third fiscal quarter and nine months ended June 30, 2009, respectively, as compared to adjustments of $9.7 million and $17.5 million for the third fiscal quarter and nine months ended June 30, 2008, respectively.  A reconciliation of the Company’s total GAAP revenue and GAAP operating (loss) income to adjusted revenue and adjusted operating (loss) income is included as Schedule II to this release.

Assets Under Management

Assets under management decreased $4.5 billion, or 24%, to $14.3 billion at June 30, 2009 from $18.8 billion at June 30, 2008.

The following table details the Company’s assets under management by operating segment:

At June 30,
	2009	2008
Financial fund management	$ 11.2 billion	$ 15.4 billion
Real estate	1.7 billion	1.8 billion
Commercial finance	1.4 billion	1.6 billion
	$ 14.3 billion	$ 18.8 billion

A description of how the Company calculates assets under management is set forth in Item 1 of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008.

Book Value

As of June 30, 2009, the Company’s book value per common share was $7.32 per share.  Total stockholders’ equity was $131.4 million as of June 30, 2009 as compared to $156.6 million as of June 30, 2008.  Total common shares outstanding were 17,950,360 as of June 30, 2009 as compared to 17,575,599 as of June 30, 2008.

Highlights for the Third Fiscal Quarter Ended June 30, 2009 and Recent Developments

®
The Company has reduced its total borrowings to $181.6 million at June 30, 2009, a decrease of $372.4 million from September 30, 2008.  This reduction largely reflects the sale of all or part of its interests in Apidos CDO VI and LEAF Commercial Finance Fund (“LCFF”), two investment vehicles we sponsored and previously consolidated.  These sales eliminated the senior notes of Apidos CDO VI ($213.3 million net outstanding at September 30, 2008) and LCFF debt ($143.8 million at September 30, 2008).  Additionally, the Company reduced its outstanding borrowings on its corporate revolving lines of credit by $16.1 million.

®	The Company has reduced its recourse corporate borrowings to $34.5 million at June 30, 2009.

®
Resource Real Estate continued fundraising for Resource Real Estate Investors 7, L.P. (“RREI 7”), a $40.0 million offering that is investing in multifamily real estate assets.  Through August 4, 2009, Resource Real Estate has raised $29.4 million through RREI 7 and anticipates closing this fund in August 2009.

®
Resource Real Estate continued fundraising for Resource Real Estate Opportunity Fund, L.P. (“RREI Opp Fund”), a $40.0 million offering that will invest in discounted real estate.  Through August 4, 2009, Resource Real Estate has raised $14.7 million through RREI Opp Fund and anticipates closing this fund in December 2009.

®
A joint venture with an institutional partner to acquire distressed real estate assets has acquired its fifth asset during the third fiscal quarter ended June 30, 2009, for which the institutional partner has invested $3.2 million.

®	Resource Real Estate filed a $750.0 million registration statement with the Securities and Exchange Commission on July 7, 2009 for Resource Real Estate Opportunity REIT, Inc.

®
Resource Real Estate increased the apartment and condominium units it manages or whose management it supervises to 16,580 at June 30, 2009 from 15,758 at June 30, 2008.  This includes a portfolio of 50 multifamily properties representing 12,134 apartment units managed by Resource Real Estate Management, Inc. (“Resource Residential”), the Company’s property management subsidiary.

®
LEAF continued fundraising for LEAF 4, a $200.0 million public offering for an equipment leasing partnership.  Through August 4, 2009, LEAF has raised $87.9 million through LEAF 4 and anticipates closing this fund in August 2010.

®
The Company’s Board of Directors authorized the payment of a cash dividend paid on June 30, 2009 in the amount of $0.03 per share on the Company’s common stock to all holders of record at the close of business on May 29, 2009.

®
Resource Capital Corp. (“RCC”) (NYSE: RSO), a real estate investment trust for which the Company is the external manager and a shareholder, paid a cash dividend of $0.30 per common share for its second quarter ended June 30, 2009.

®
The Company generated $34.5 million of cash from operating activities from continuing operations as adjusted for the nine months ended June 30, 2009.  A reconciliation of net cash (used in) provided by operating activities of continuing operations to net cash provided by operating activities of continuing operations as adjusted, a non-GAAP measure, is included as Schedule III to this release.

Resource America, Inc. is a specialized asset management company that uses industry specific expertise to evaluate, originates, service and manage investment opportunities for its own account and for outside investors in the commercial finance, real estate and financial fund management sectors.

For more information, please visit our website at www.resourceamerica.com or contact investor relations at pkamdar@resourceamerica.com.

Statements made in this release include forward-looking statements, which involve substantial risks and uncertainties.  The Company’s actual results, performance or achievements could differ materially from those expressed or implied in this release and its other reports filed with the Securities and Exchange Commission.  For information pertaining to risks relating to these forward-looking statements, reference is made to the section “Risk Factors” contained in Item 1A of the Company’s Annual Report on Form 10-K.  The Company undertakes no obligation to update or revise any forward-looking statements to reflect new or changing information or events except as may be required by law.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The remainder of this release contains the Company’s consolidated balance sheets, consolidated statements of operations, consolidated statements of cash flows, and reconciliations of GAAP loss from continuing operations to adjusted (loss) income from continuing operations, GAAP revenue to adjusted revenue and GAAP operating (loss) income to adjusted operating (loss) income and net cash (used in) provided by operating activities of continuing operations to net cash provided by operating activities of continuing operations as adjusted.

RESOURCE AMERICA, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	June 30,	September 30,
	2009	2008
	(unaudited)
ASSETS
Cash	$17,481	$14,910
Restricted cash	3,506	23,689
Receivables	1,694	2,014
Receivables from managed entities and related parties	55,443	35,674
Loans sold, not settled, at fair value	−	662
Loans held for investment, net	−	219,664
Investments in commercial finance - held for investment, net	7,027	182,315
Investments in commercial finance - held for sale	137,928	110,773
Investments in real estate, net	26,705	37,972
Investment securities available-for-sale, at fair value	15,524	22,746
Investments in unconsolidated entities	17,093	18,523
Property and equipment, net	14,086	16,886
Deferred tax assets	47,437	44,467
Goodwill	7,969	7,969
Intangible assets, net	3,825	4,329
Other assets	11,751	15,764
Total assets	$367,469	$758,357

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accrued expenses and other liabilities	$44,188	$56,309
Payables to managed entities and related parties	8,877	586
Borrowings	181,614	554,059
Deferred tax liabilities	1,006	1,060
Minority interests	399	2,610
Total liabilities	236,084	614,624

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $1.00 par value, 1,000,000 shares authorized; none outstanding	-	-
Common stock, $.01 par value, 49,000,000 shares authorized; 27,684,424 and 27,421,552 shares issued, respectively (including nonvested restricted stock of 503,839 and 513,386, respectively)	272	269
Additional paid-in capital	272,320	269,689
Accumulated deficit	(22,057)	(3,980)
Treasury stock, at cost; 9,230,225 and 9,312,232 shares, respectively	(100,547)	(101,440)
Accumulated other comprehensive loss	(18,603)	(20,805)
Total stockholders’ equity	131,385	143,733
	$367,469	$758,357

RESOURCE AMERICA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
REVENUES
Commercial finance	$10,547	$21,802	$39,352	$82,432
Real estate	5,198	5,626	17,261	18,790
Financial fund management	6,884	2,017	25,414	22,662
	22,629	29,445	82,027	123,884
COSTS AND EXPENSES
Commercial finance	5,841	10,751	20,064	32,213
Real estate	5,821	5,672	17,109	16,464
Financial fund management	4,722	7,122	15,532	20,020
General and administrative	3,371	3,954	11,049	11,169
Provision for credit losses	1,048	1,550	5,645	5,770
Depreciation and amortization	1,899	1,301	4,981	3,251
	22,702	30,350	74,380	88,887
OPERATING (LOSS) INCOME	(73)	(905)	7,647	34,997

OTHER (EXPENSE) INCOME
Interest expense	(2,634)	(9,776)	(16,957)	(39,048)
Minority interest (expense) income, net	(13)	2,590	1,526	(677)
Gain (loss) on sale of loans and investment securities, net	−	346	(11,588)	(17,674)
Impairment charges on investment securities	−	(6,974)	(7,962)	(8,123)
Other income, net	981	1,098	3,224	3,191
	(1,666)	(12,716)	(31,757)	(62,331)
Loss from continuing operations before taxes	(1,739)	(13,621)	(24,110)	(27,334)
Benefit for income taxes	(1,613)	(5,723)	(9,219)	(10,660)
Loss from continuing operations	(126)	(7,898)	(14,891)	(16,674)
Loss from discontinued operations, net of tax	(78)	(127)	(166)	(345)
NET LOSS	$(204)	$(8,025)	$(15,057)	$(17,019)

Basic loss per common share:
Continuing operations	$(0.01)	$(0.45)	$(0.84)	$(0.95)
Discontinued operations	−	(0.01)	(0.01)	(0.02)
Net loss	$(0.01)	$(0.46)	$(0.85)	$(0.97)
Weighted average shares outstanding	17,914	17,549	17,789	17,493

Diluted loss per common share:
Continuing operations	$(0.01)	$(0.45)	$(0.84)	$(0.95)
Discontinued operations	−	(0.01)	(0.01)	(0.02)
Net loss	$(0.01)	$(0.46)	$(0.85)	$(0.97)
Weighted average shares outstanding	17,914	17,549	17,789	17,493

Dividends declared per common share	$0.03	$0.07	$0.17	$0.21

RESOURCE AMERICA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended June 30,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(15,057)	$(17,019)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities, net of acquisitions:
Impairment charges on investment securities available-for-sale	7,962	8,123
Depreciation and amortization	6,567	4,299
Provision for credit losses	5,645	5,770
Minority interest (income) expense	(1,526)	677
Equity in (earnings) losses of unconsolidated entities	(758)	10,260
Distributions from unconsolidated entities	4,549	14,651
Loss on sale of loans and investment securities, net	11,588	17,674
Gain on sale of investments in commercial finance assets	(363)	−
Gain on sale of assets	(635)	(2,033)
Deferred income tax benefit	(4,348)	(13,689)
Non-cash compensation on long-term incentive plans	3,788	3,808
Non-cash compensation issued	110	107
Non-cash compensation received	(98)	359
(Increase) decrease in commercial finance investments	(32,149)	61,148
Changes in operating assets and liabilities	(18,524)	(14,627)
Net cash (used in) provided by operating activities of continuing operations	(33,249)	79,508
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(244)	(5,621)
Payments received on real estate loans and real estate	10,044	8,109
Investments in real estate	(3,230)	(8,380)
Return of capital from investments in unconsolidated entities	684	−
Purchase of commercial finance assets held for investment	(41,942)	(74,017)
Payments received on commercial finance assets held for investment	44,607	48,711
Purchase of loans and investment securities	(19,203)	(247,067)
Proceeds from sale of loans and investment securities	4,061	27,701
Principal payments received on loans	4,561	10,071
Net cash paid for acquisitions	−	(8,022)
Increase in other	(2,464)	(17,352)
Net cash used in investing activities of continuing operations	(3,126)	(265,867)
CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in borrowings	350,856	780,898
Principal payments on borrowings	(322,424)	(568,617)
Repayment from managed entity on RCC lease portfolio purchase	4,500	−
Minority interest contributions	1	315
Distributions paid to minority interest holders	(73)	(1,394)
Dividends paid	(3,020)	(3,676)
Decrease (increase) in restricted cash	9,532	(27,948)
Proceeds from issuance of stock	3	182
Purchase of treasury stock	−	(237)
Repurchase of subsidiary stock	(264)	−
Net cash provided by financing activities of continuing operations	39,111	179,523
CASH FLOWS FROM DISCONTINUED OPERATIONS:
Operating activities	(6)	9
Financing activities	(159)	−
Net cash (used in) provided by discontinued operations	(165)	9
Increase (decrease) in cash	2,571	(6,827)
Cash at beginning of period	14,910	14,624
Cash at end of period	$17,481	$7,797

This press release contains supplemental financial information determined by methods other than in accordance with Accounting Principles Generally Accepted in the United States of America (“GAAP”).  The Company’s management uses these non-GAAP measures in its analysis of the exclusion of certain adjustments recorded in the three and nine months ended June 30, 2009.  Management believes the presentation of these financial measures excluding the impact of these items provides useful supplemental information that is essential to a proper understanding of the financial results of the Company.  These disclosures should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

SCHEDULE I

RECONCILIATION OF GAAP LOSS FROM CONTINUING OPERATIONS
TO ADJUSTED (LOSS) INCOME FROM CONTINUING OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Loss from continuing operations − GAAP	$(126)	$(7,898)	$(14,891)	$(16,674)
Adjustments, net of tax:
Partnership level adjustments (1)	(18)	6,343	528	11,364
Impairment charge on CDO investments	−	1,971	3,922	2,776
Loan reserves	31	−	913	−
Loss on sale of loans and investment securities, net	−	260	7,599	11,130
Severance costs	6	−	1,195	−
Resource Residential start-up costs	−	−	−	333
RCC incentive stock	47	591	782	1,527
Other	23	288	556	303
Adjusted (loss) income from continuing operations (2)	$(37)	$1,555	$604	$10,759

Weighted average diluted shares outstanding (3)	17,914	18,434	18,461	18,550

Adjusted income from continuing operations per share-diluted	$0.00	$0.08	$0.03	$0.58

(1)	Primarily includes mark-to-market adjustments on investments in partnerships that the Company manages.

(2)
During the nine months ended June 30, 2009 and 2008, in connection with substantial volatility and reduction in liquidity in the global credit markets, the Company recorded several significant adjustments that it believes do not directly impact its continuing operations.  For comparability purposes, the Company is presenting adjusted (loss) income from continuing operations because it facilitates the evaluation of the Company’s underlying operating performance without the effect of adjustments that do not directly relate to that performance.  Adjusted (loss) income from continuing operations should not be considered as an alternative to loss from continuing operations (computed in accordance with GAAP).  Instead, adjusted (loss) income from continuing operations should be reviewed in connection with loss from continuing operations in the Company’s consolidated financial statements, to help analyze how the Company’s business is performing.

(3)
Dilutive shares used in the calculation of adjusted income from continuing operations per share-diluted includes an additional 672,000 shares for the nine months ended June 30, 2009, and 885,000 and 1,057,000 shares for the three and  nine months ended June 30, 2008, respectively, which were not used in the calculation of loss from continuing operations per share-diluted.

SCHEDULE II

RECONCILIATION OF GAAP REVENUE TO ADJUSTED REVENUE AND RECONCILIATION OF
GAAP OPERATING (LOSS) INCOME TO ADJUSTED OPERATING (LOSS) INCOME
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Revenues
Commercial finance	$10,547	$21,802	$39,352	$82,432
Real estate	5,198	5,626	17,261	18,790
Financial fund management	6,884	2,017	25,414	22,662
Total revenues − GAAP	22,629	29,445	82,027	123,884

Adjustments:
Fair value adjustments (1)	(263)	9,674	(226)	17,501
Adjusted revenues (2)	$22,366	$39,119	$81,801	$141,385

Operating (loss) income − GAAP	$(73)	$(905)	$7,647	$34,997

Adjustments:
Fair value adjustments (1)	(263)	9,674	(226)	17,501
Adjusted operating (loss) income (2)	$(336)	$8,769	$7,421	$52,498

(1)	Reflects pre-tax fair value adjustments on investments reported under the equity method of accounting.

(2)
Management of the Company views adjusted revenues and adjusted operating (loss) income, both non-GAAP measures, as useful and appropriate supplements to revenues and operating (loss) income since they exclude fair value adjustments related to current credit market conditions and are not indicative of the Company’s current operating performance.

SCHEDULE III

RECONCILIATION OF NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES OF
CONTINUING OPERATIONS TO NET CASH PROVIDED BY OPERATING ACTIVITIES OF
CONTINUING OPERATIONS AS ADJUSTED
(in thousands)
(unaudited)

Net cash provided by operating activities of continuing operations as adjusted was $34.5 million for the nine months ended June 30, 2009 a decrease of $1.4 million as compared to net cash provided by operating activities as adjusted of $35.9 million for the nine months ended June 30, 2008.  The following reconciles net cash (used in) provided by operating activities of continuing operations to net cash provided by operating activities of continuing operations as adjusted:

	Nine Months Ended
	June 30,
	2009	2008
Net cash (used in) provided by operating activities of continuing operations	$(33,249)	$79,508

Adjustments:
Decrease (increase) in commercial finance investments	32,149	(61,148)
Changes in operating assets and liabilities	18,524	14,627
Proceeds from sales of certain loans and investment securities	17,050	2,933
Net cash provided by operating activities of continuing operations as adjusted	$34,474	$35,920

(1)
Management of the Company believes net cash provided by operating activities of continuing operations as adjusted is a useful and appropriate supplement to GAAP net cash (used in) provided by operating activities of continuing operations since it reflects how management views its liquidity and working capital requirements.